                                                                 EXHIBIT 99.(10)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated February 15, 1999, with respect to the financial statements of Sage Life Assurance of America, Inc. included in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, Nos. 333-44751 and 811-08581) and related Prospectus for the registration of its variable annuity contracts.

                                                  /s/ Ernst & Young LLP
                                          -------------------------------------
                                                    Ernst & Young LLP

Stamford, Connecticut

April 30, 1999